INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-90775 and No. 333-31625 of Cel-Sci Corporation on Form S-8 of our report dated November 17, 2000, appearing in this Annual Report on Form 10-K of Cel-Sci Corporation for the year ended September 30, 2000.




Deloitte & Touche LLP
McLean, Virginia
December 22, 2000